                                                                   Exhibit 10.21

                                            ***Text Omitted and Filed Separately
                                                Confidential Treatment Requested
                                           Under 17 C.F.R.Sections 200.80(b)(4),
                                                            200.83 and 240.24b-2








                            STOCK PURCHASE AGREEMENT

                          COULTER PHARMACEUTICAL, INC.

                                OCTOBER 23, 1998

                               TABLE OF CONTENTS




                                                                                     PAGE

1.       PURCHASE AND SALE ..........................................................  1

         1.1      Sale of Shares ....................................................  1

         1.2      Closing Date ......................................................  1

         1.3      Delivery ..........................................................  1

         1.4      Rule 144 Reporting ................................................  2

         1.5      "Market Stand-Off" Agreements .....................................  2

         1.6      Standstill Covenant ...............................................  2

2.       REPRESENTATIONS AND WARRANTIES OF COULTER ..................................  2

         2.1      Organization and Standing; Certificate and Bylaws .................  2

         2.2      Authorization .....................................................  3

         2.3      Validity of Shares ................................................  3

         2.4      Offering ..........................................................  3

         2.5      Full Disclosure ...................................................  3

         2.6      No Conflict; No Violation .........................................  3

         2.7      Consents and Approvals ............................................  4

         2.8      Absence of Certain Developments ...................................  4

3.       REPRESENTATIONS AND WARRANTIES OF SB .......................................  4

         3.1      Legal Power .......................................................  4

         3.2      Due Execution .....................................................  4

         3.3      Investment Representations ........................................  4

4.       CONDITIONS TO CLOSING ......................................................  5

         4.1      Conditions to Obligations of SB ...................................  5

         4.2      Conditions to Obligations of Coulter ..............................  6

5.       MISCELLANEOUS ..............................................................  7

         5.1      Governing Law .....................................................  7

         5.2      Successors and Assigns ............................................  7

         5.3      Entire Agreement ..................................................  7

         5.4      Severability ......................................................  7

         5.5      Amendment and Waiver ..............................................  7

         5.6      Delays or Omissions ...............................................  7




                                       i.

                               TABLE OF CONTENTS
                                  (CONTINUED)



                                                                                     PAGE

         5.7      Notices, etc. .....................................................  7

         5.8      Finder's Fees .....................................................  9

         5.9      Information Confidential ..........................................  9

         5.10     Titles and Subtitles ..............................................  9

         5.11     Counterparts ......................................................  9





                                      ii.

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of October 23, 1998 (the "Effective Date"), by and between COULTER PHARMACEUTICAL, INC., a Delaware corporation ("Coulter"), and SMITHKLINE BEECHAM CORPORATION, a Pennsylvania corporation ("SB").

                                    RECITALS

         A. Coulter and SB are entering into that certain Collaboration Agreement dated as of the Effective Date of this Agreement (the "Collaboration Agreement").

         B. In connection with entry into the Collaboration Agreement, Coulter desires to sell and issue to SB, and SB desires to buy, shares of Coulter's common stock, as provided herein.

         NOW, THEREFORE, the Parties hereto agree as follows:

1.       PURCHASE AND SALE.

         Subject to the terms and conditions hereof, and in reliance upon the representations, warranties and agreements contained herein, Coulter hereby agrees to issue and sell to SB, and SB hereby agrees to purchase from Coulter, the aggregate number of shares of Coulter's Common Stock (the "Shares") determined in accordance with Section 1.1 hereof.

         1.1 SALE OF SHARES. On the Closing Date (as defined in Section 1.2), Coulter shall issue and sell to SB, and SB shall purchase from Coulter the number of shares of Coulter's Common Stock (the "Shares") equal to the quotient of $7,250,000 divided by the Purchase Price (as hereinafter defined). In the event the number of Shares includes a fraction of a share, the number of Shares shall be increased to the nearest whole number of shares and the aggregate Purchase Price shall be increased to equal the Purchase Price times such whole number of Shares. The Purchase Price shall be one hundred twenty-five percent (125%) of the average of the closing prices of Coulter's Common Stock on the Nasdaq National Market, as reported by the Wall Street Journal, Western Edition (the "Wall Street Journal"), for the twenty (20) trading days prior to the Effective Date.

         1.2 CLOSING DATE. The closing of the sale and purchase of the Shares (the "Closing") shall take place on the date (the "Closing Date") that is five
(5) business days after the date on which the Collaboration Agreement becomes effective in accordance with Section 19 of the Collaboration Agreement.

         1.3 DELIVERY. At the Closing, Coulter will deliver to SB a certificate registered in the name of SB, representing the Shares to be purchased by SB from Coulter, dated the Closing Date, against payment of the aggregate Purchase Price by wire transfer, a check made payable to the order of Coulter, or any combination thereof.


                                       1.

         1.4 RULE 144 REPORTING. With a view to making available to SB the benefits of certain rules and regulations of the Securities and Exchange Commission (the "SEC") which may permit the sale of the Shares to the public without registration, Coulter agrees to use its best efforts to:

             (a) Make and keep public information available, as those terms are understood and defined in Rule 144 ("Rule 144") under the Securities Act of 1933, as amended (the 1933 Act") or any similar or analogous rule promulgated under the 1933 Act, as long as the Shares are outstanding;

             (b) File with the SEC, in a timely manner, all reports and other documents required of Coulter under the 1933 Act and the Securities Exchange Act of 1934, as amended (the "1934 Act");

             (c) Take all such action (including without limitation the furnishing of the information described in Rule 144(d)(4)) as may be necessary to facilitate a sale of the shares by SB to a "qualified institutional buyer," as such term is defined in Rule 144A of the 1933 Act.

         1.5 "MARKET STAND-OFF" AGREEMENTS. SB hereby agrees that prior to the second anniversary of the Closing Date it shall not sell or otherwise transfer or dispose of any of the Shares held by it. Coulter may impose stop-transfer instructions with respect to securities subject to the foregoing restriction until the expiration thereof. Following the second anniversary of the Closing Date, until termination of the Collaboration Agreement, if SB desires to sell or otherwise transfer any Shares, then SB shall first give [...***...] written notice thereof to Coulter, describing generally the basis upon which SB proposes to sell or otherwise transfer or dispose of such Shares.

         1.6 STANDSTILL COVENANT. Other than the purchase of the Shares contemplated by Section 1 of this Agreement, SB agrees that, during the term of the Collaboration Agreement and for one year thereafter (for two years thereafter in the event such agreement is terminated prior to the eighth anniversary of the Effective Date), neither SB nor any of its affiliates will in any manner, directly or indirectly, without the written consent of the Company effect, propose to effect or actively and consciously participate as a partner in (a) any acquisition of any securities or assets of Coulter or (b) any tender or exchange offer, merger, business combination, recapitalization or other extraordinary transaction involving Coulter.

2.       REPRESENTATIONS AND WARRANTIES OF COULTER.

         Except as otherwise set forth on the Schedule of Exceptions attached hereto as Exhibit A, which shall contain Section numbers specifically corresponding to the Section numbers in this Agreement, Coulter hereby represents and warrants to SB as follows:

         2.1 ORGANIZATION AND STANDING; CERTIFICATE AND BYLAWS. Coulter is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. Coulter is qualified as a


* CONFIDENTIAL TREATMENT REQUESTED

                                       2.

foreign corporation to do business in each jurisdiction in the United States in which the ownership of its property or the conduct of its business requires such qualification, except where any statutory fines or penalties or any corporate disability imposed for the failure to qualify would not materially adversely affect Coulter, its assets, financial condition or operations. True and correct copies of Coulter's Restated Certificate of Incorporation and Bylaws currently in effect have been delivered to SB.

         2.2 AUTHORIZATION. All corporate action on the part of Coulter, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all Coulter's obligations hereunder, and for the authorization, issuance, sale and delivery of the Shares has been taken or will be taken prior to Closing. This Agreement, when executed and delivered, shall constitute a valid and legally binding obligation of Coulter in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and subject to general equity principles.

         2.3 VALIDITY OF SHARES. The sale of the Shares is not subject to any preemptive rights or rights of first refusal that have not been waived and, when issued, sold and delivered in compliance with the provisions of this Agreement, the Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances created by Coulter; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

         2.4 OFFERING. Assuming the accuracy of the representations and warranties of SB contained in Section 3 hereof, the offer, issue, and sale of Shares are exempt from the registration and prospectus delivery requirements of the 1933 Act, and the Shares have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

         2.5 FULL DISCLOSURE.

             (a) As of the Closing, Coulter will have furnished to SB the following documents, and the information contained in such documents, as of their respective dates (or if amended, as of the date of such amendment), will not contain any untrue statement of a material fact, and will not omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement was made, not misleading:

             Coulter's Registration Statement on Form S-3, effective July 31, 1998, Coulter's annual report on Form 10-K for the fiscal year ended December 31, 1997, Coulter's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1998, and any additional Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed after the Effective Date but prior to the Closing.

         2.6 NO CONFLICT; NO VIOLATION. The execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby will not (a) conflict with any provisions of the Restated Certificate of Incorporation or Bylaws of Coulter; (b) result in any material violation or default of, or permit the acceleration of any obligation under (in each case,





                                       3.

upon the giving of notice, the passage of time, or both), any material mortgage, indenture, lease, agreement or other instrument, permit, franchise, license, judgment, order, decree, law, ordinance, rule or regulation applicable to Coulter or its properties.

     2.7 CONSENTS AND APPROVALS. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of Coulter in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby have been obtained, or will be effective at the Closing, except for notices required or permitted to be filed with certain state and federal securities commissions after the Closing, which notices will be filed on a timely basis.

     2.8 ABSENCE OF CERTAIN DEVELOPMENTS. With respect to the Closing, since June 30, 1998, Coulter has not (a) incurred or become subject to any material liabilities (absolute or contingent) except current liabilities incurred, and liabilities under contracts entered into, in the ordinary course of business, consistent with past practices; (b) mortgaged, pledged or subjected to lien, charge or any other encumbrance any of its assets, tangible or intangible; (c) sold, assigned or transferred any of its assets or canceled any debts or obligations except in the ordinary course of business, consistent with past practices; (d) suffered any extraordinary losses, or waived any rights of substantial value; (e) entered into any material transaction other than in the ordinary course of business, consistent with past practices; or (f) otherwise had any material change in its condition, financial or otherwise, except for changes in the ordinary course of business, consistent with past practices, none of which individually or in the aggregate has been materially adverse to Coulter.

3.       REPRESENTATIONS AND WARRANTIES OF SB.

         SB hereby represents and warrants to Coulter as follows:

         3.1 LEGAL POWER. It has the requisite legal power to enter into this Agreement, to purchase the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement.

         3.2 DUE EXECUTION. This Agreement has been duly authorized, executed and delivered by it, and, upon due execution and delivery by Coulter, this Agreement will be a valid and binding agreement of it.

         3.3 INVESTMENT REPRESENTATIONS.

             (a) It is acquiring the Shares for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act.

             (b) It understands that (i) the Shares have not been registered under the 1933 Act by reason of a specific exemption therefrom, that they must be held by it indefinitely, and that it must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the 1933 Act or is exempt from such




                                       4.

registration; (ii) each certificate representing the Shares will be endorsed with the following legend:

                  "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (A) PURSUANT TO SEC RULE 144 OR (B) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT COVERING SUCH SECURITIES OR (C) COULTER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO COULTER, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT."

and (iii) Coulter will instruct any transfer agent not to register the transfer of any of the Shares unless the conditions specified in the foregoing legend are satisfied.

         SB shall have the right to demand removal of the foregoing legend with respect to any or all of the Shares if, in the opinion of counsel to Coulter, removal of such legend is permitted by the rules and regulations of the SEC.

             (c) It has been furnished with such materials and has been given access to such information relating to Coulter as it or its qualified representative has requested and it has been afforded the opportunity to ask questions regarding Coulter and the Shares, all as it has found necessary to make an informed investment decision.

             (d) It is an "accredited investor" within the meaning of Regulation D under the 1933 Act.

             (e) It was not formed for the specific purpose of acquiring the Shares offered hereunder.

4.       CONDITIONS TO CLOSING.

         4.1 CONDITIONS TO OBLIGATIONS OF SB. SB's obligation to purchase the Shares at the Closing is subject to the fulfillment, at or prior to the Closing, of all of the following conditions:

             (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by Coulter in Section 2 hereof shall be true and correct in all material respects on the date of the Closing with the same force and effect as if they had been made on and as of said date; and Coulter shall have performed all obligations and conditions herein required to be performed by it on or prior to the Closing.

             (b) OPINION OF COULTER'S COUNSEL. SB shall have received from Cooley Godward LLP, counsel to Coulter, an opinion letter substantially in the form attached hereto as Exhibit B, addressed to it, dated the Closing Date.




                                       5.

             (c) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to SB and its special counsel, and SB and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

             (d) QUALIFICATIONS, LEGAL INVESTMENT. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of Coulter, threatened by the SEC or any commissioner of corporations or similar officer of any other state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which SB and Coulter are subject.

             (e) COMPLIANCE CERTIFICATE. Coulter shall have delivered to SB a Certificate, executed by the President of Coulter, dated the date of the Closing, certifying to the fulfillment of the conditions specified in subparagraphs (a) and (d) of this Subsection 4.1.

         4.2 CONDITIONS TO OBLIGATIONS OF COULTER. Coulter's obligation to issue and sell the Shares at the Closing is subject to the fulfillment to Coulter's satisfaction, on or prior to the Closing, of the following conditions:

             (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by SB in Section 3 hereof shall be true and correct at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

             (b) PERFORMANCE OF OBLIGATIONS. SB shall have performed and complied with all agreements and conditions herein required to be performed or complied with by it on or before the Closing.

             (c) QUALIFICATIONS, LEGAL INVESTMENT. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of Coulter, threatened by the SEC or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which SB and Coulter are subject.

             (d) COMPLIANCE CERTIFICATE. SB shall have delivered to Coulter a Certificate, executed by the President of SB, dated the date of the Closing, certifying to the fulfillment of the conditions specified in subparagraphs (a) and (c) of this Subsection 4.2.




                                       6.

5.       MISCELLANEOUS.

         5.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware.

         5.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

         5.3 ENTIRE AGREEMENT. This Agreement, the Collaboration Agreement, the Loan Agreements (as defined in the Collaboration Agreement) and the Exhibits hereto and thereto, and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

         5.4 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         5.5 AMENDMENT AND WAIVER. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of Coulter and SB. Any amendment or waiver effected in accordance with this Section shall be binding upon SB, each future holder of the Shares, and Coulter.

         5.6 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power, or remedy accruing to SB or any subsequent holder of any Shares upon any breach, default or noncompliance of Coulter under this Agreement, shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on SB's part of any breach, default or noncompliance under this Agreement or any waiver on SB's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing, and that all remedies, either under this Agreement, by law, or otherwise afforded to SB, shall be cumulative and not alternative.

         5.7 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given
(a) upon personal delivery, (b) on report of successful transmission by facsimile machine that automatically generates a



                                       7.

printed report indicating whether transmission was completed successfully, at the conclusion of each transmission, (c) on the first business day after receipted delivery to a courier service which guarantees next business-day delivery, under circumstances in which such guaranty is applicable, or (d) on the earlier of delivery or five (5) business days after mailing by United States certified by mail, postage and fees prepaid, to the appropriate party at the address set forth below or to such other address as the part so notifies the other in writing:

          (a)              if to Coulter, to:

                                    COULTER PHARMACEUTICAL, INC.
                                    550 California Avenue, Suite 200
                                    Palo Alto, CA 94306
                                    Facsimile: (650) 842-7303
                                    Attention: President and
                                    Chief Executive Officer

                                    with a copy to:

                                    COOLEY GODWARD LLP
                                    5 Palo Alto Square, 4th Floor
                                    3000 El Camino Real
                                    Palo Alto, CA 94306-2155
                                    Facsimile: (650) 857-0663
                                    Attention: James C. Kitch, Esq.

          (b)              if to SB, to:

                                    SmithKline Beecham Corporation
                                    One Franklin Plaza (Mail Code FP1930)
                                    P.O. Box 7929
                                    Philadelphia, Pennsylvania 19101
                                    Attention: Senior Vice President,
                                    Business Development

                                    With copies to:

                                    SmithKline Beecham Corporation
                                    One Franklin Plaza (Mail Code FP2355/DP)
                                    Philadelphia, Pennsylvania 19102
                                    Attention: Donald F. Parman
                                    Facsimile: (215) 751-5349

         Notwithstanding the foregoing, all notices and other communications to an address outside of the United States shall be sent by telecopy and confirmed in writing to be sent by first class mail.







                                       8.

         5.8 FINDER'S FEES.

             (a) Coulter (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold SB harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which Coulter or any of its employees or representatives is responsible.

             (b) SB (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) hereby agrees to indemnify and to hold Coulter harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which SB or any of its employees or representatives are responsible.

         5.9 INFORMATION CONFIDENTIAL. SB acknowledges that any non public information received by it pursuant hereto is confidential and for SB's use only, and it will refrain from using such information or reproducing, disclosing, or disseminating such information to any other person (other than its employees, affiliates, agents, or partners having a need to know the contents of such information and its attorneys, in each case who agree to be bound by this Section 5.9), except in connection with the exercise of rights under this Agreement, unless such information becomes available to the public generally or it is required by a governmental body to disclose such information.

         5.10 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         5.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

         The foregoing Agreement is hereby executed as of the date first above written.

COULTER PHARMACEUTICAL, INC.                SMITHKLINE BEECHAM CORPORATION

By:                                         By:
   ---------------------------------           ---------------------------------


Printed Name:                               Printed Name:
             -----------------------                     -----------------------


Title:                                      Title:
      ------------------------------              ------------------------------









                                       9.

                                LIST OF EXHIBITS

                                    EXHIBITS





Exhibit A - SCHEDULE OF EXCEPTIONS
Exhibit B - OPINION OF COMPANY'S COUNSEL






                                       1.

                                    EXHIBIT A

                             SCHEDULE OF EXCEPTIONS

                                      None










                                       1.

                                    EXHIBIT B

                          OPINION OF COMPANY'S COUNSEL










                                       1.